UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 31, 2006, in connection with its efforts to extend and enhance its turnaround strategy and reduce high-cost manufacturing capacity, The Goodyear Tire & Rubber Company (the "Company") initiated plans to close its European Union Tire Segment’s Washington passenger tire manufacturing facility in the United Kingdom. The Company expects to be substantially complete with the intended closure of the Washington facility by the end of the second quarter of 2006 and estimates the charges associated with the intended closure to be between $75 million and $85 million ($55 million and $65 million after-tax), of which between $35 million to $40 million is expected to be cash charges primarily related to severance payments and between $40 million and $45 million will be related to accelerated depreciation charges. The charges associated with the intended closure are expected to be between $30 million to $35 million ($20 million to $25 million after-tax) in the first quarter of 2006 and between $45 million to $50 million ($35 million to $40 million after-tax) in the second quarter of 2006. When complete, the closure of the Washington facility is expected to generate annual cost savings of approximately $20 million.

The Company has also initiated other restructuring actions, including the closure of retail stores in the European Union segment, the reduction of headcount within various segments and the closure of its bicycle tire and tube production facility in Debica, Poland. As a result of these actions as well as the intended closure of the Washington, U.K. facility, the Company expects to record total restructuring charges of between $105 million and $115 million (between $75 million and $85 million after-tax), of which $60 million to $65 million will be cash charges, primarily for severance payments and between $45 million and $50 million will be related to accelerated depreciation charges. Charges of approximately $55 million ($40 million after-tax) will be recognized in the first and second quarters of 2006. The Company expects these actions will eliminate about 1,500 positions and generate annual cost savings of between $40 million and $50 million ($30 million to $40 million after-tax). All after-tax amounts presented in this Current Report on Form 8-K are also after minority interest.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the intended closure of the Washington facility and other cost-cutting actions and the expected amounts of charges and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks described in the Company’s SEC filings. The Company undertakes no obligations to revise or update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 5, 2006	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer